Exhibit 99.3

Consent of Independent Registered Public Accounting Firm

The Board of Directors

CenturyLink, Inc.:

We consent to the incorporation by reference in the Registration Statement (No. 333-165607) on Form S-3, the Registration Statements (No. 33-60061, No. 333-160391, No. 333-37148, No. 333-60806, No. 333-150157, No. 333-124854, No. 333-174291, No. 333-167339, No. 333-150188, and No. 333-174571) on Form S-8, and the Registration Statements (No. 33-48956, No. 333-17015, No. 333-167339, No. 333-174291, and No. 333-155521) on Form S-4 of CenturyLink, Inc. of our report dated March 2, 2012, with respect to the consolidated balance sheets of Qwest Communications International Inc. as of December 31, 2011 (Successor date) and December 31, 2010 (Predecessor date), and the related consolidated statements of operations, comprehensive (loss) income, stockholder’s equity (deficit), and cash flows for the periods from April 1, 2011 to December 31, 2011 (Successor period), and from January 1, 2011 to March 31, 2011 and each of the years in the two-year period ended December 31, 2010 (Predecessor periods), which report appears in the Form 8-K of CenturyLink, Inc. dated March 2, 2012.

Our report refers to the acquisition of all of the outstanding stock of Qwest Communications International Inc. by CenturyLink, Inc. effective April 1, 2011, and states that the consolidated financial information of Qwest Communications International Inc. after the acquisition is stated on a different cost basis than for the periods before the acquisition and, therefore, is not comparable.

/s/ KPMG LLP

Denver, Colorado

March 2, 2012